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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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 Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange
                                  Act of 1934



     Date of Report (Date of earliest event reported): December 30, 1999


                           JPE, INC. (d/b/a ASCET INC)
             (Exact name of registrant as specified in its charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


           0-22580                                   38-2958730
    (Commission File No.)                (IRS Employer Identification No.)
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                         30400 Telegraph Road, Suite 401
                              Bingham Farms, Michigan               48025
                     (Address of Principal Executive Offices)    (Zip Code)


                                 (248) 723-5531
              (Registrant's Telephone Number, Including Area Code)


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Item 1     Changes in Control of Registrant

         As of December 29, 1999 each of ASC Holdings LLC ("ASC") and Kojaian Holdings LLC ("Kojaian") beneficially owned approximately 47.5% of the voting securities of the Registrant (the "Company"). Pursuant to the terms of a letter agreement (the "Letter Agreement") dated August 30, 1999 regarding the purchase of JPE, Inc. Capital Stock among ASC and the sole member of ASC (Heinz C. Prechter) and Kojaian and the members of Kojaian (Mike Kojaian and C. Michael Kojaian), Heinz C. Prechter agreed to purchase (through ASC or otherwise)
4,720,710 common shares and 976,176,095 First Series Preferred Shares of the Company from Kojaian for $9,200,000. The Agreement was subject to the conditions precedent of (i) obtaining the consent of Comerica Bank, the Company's lender, and (ii) the termination of the applicable waiting period under the
Hart-Scott-Rodino Act. On December 30, 1999, the last of the conditions precedent was fulfilled, and on such date the Agreement was consummated.

         In connection with obtaining the consent of Comerica Bank to the consummation of the Letter Agreement, Kojaian was released from its Guaranty of the indebtedness of the Company to Comerica Bank as provided in the Guaranty dated May 27, 1999 among ASC, Kojaian, SAC Corporation, API/JPE, Inc. and Comerica Bank (the "Guaranty"). Kojaian's obligations under the Guaranty were collateralized by a pledge of all of the shares of capital stock of the Company owned by Kojaian. As a result of such release, ASC and two of the company's subsidiaries, SAC Corporation and API/JPE, Inc., remain the sole guarantors of the Company's indebtedness to Comerica Bank, pursuant to the Guaranty. ASC's obligation under the Guaranty remains collateralized by a pledge of all of shares of capital stock of the Company now or hereafter owned by ASC.

         Upon consummation of the Agreement, ASC directly and Heinz C. Prechter, indirectly through ASC, owned a total of 9,441,420 common shares and 1,952,352.19 First Series Preferred Shares of the Company, constituting approximately 95% of the beneficial interests of the Company. The purchase price was paid from personal funds of Heinz C. Prechter. In addition, the Shareholders Agreement dated May 27, 1999 which included provisions, addressing among other things, the nomination, election, and voting of members to the Board of Directors had been terminated upon the execution of the Letter Agreement.

Item 7   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

     10.1 Letter Agreement, dated August 30, 1999, among Mike Kojaian, C. Michael Kojaian, Kojaian Holdings LLC, Heinz C. Prechter and ASC Holdings LLC, filed with this report.

     10.2 Release of Guarantor (Kojaian Holdings LLC) from Guaranty dated May 27, 1999

     20.1 Press Release dated December 30, 1999 announcing ASC Holdings LLC becomes majority owner of Registrant.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JPE, INC.


Date: January __, 2000                            /s/ Joseph E. Blake
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                                                  Joseph E. Blake
                                     Vice President and Chief Financial Officer
                                             (Principal Accounting Officer)